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                                                                    Exhibit 99.1

                    United National Bancorp Reports Increased

                             Second Quarter Earnings

Bridgewater, NJ--July 16, 2003--United National Bancorp (Nasdaq: UNBJ), parent company of UnitedTrust Bank, today reported a 90% increase in net income per diluted share for the second quarter of 2003 from the same period in 2002. Net income for the second quarter of 2003 was $7.6 million or $0.40 per diluted share, compared with $3.0 million or $0.21 per diluted share for the same period in 2002. For the first half of 2003, net income was $15.2 million or $0.80 per diluted share, compared with $7.0 million or $0.47 per diluted share for the same period of 2002.

"We are pleased with the positive trends underlying our second quarter earnings, particularly given the continued economic uncertainty and declining interest rate environment," stated Thomas C. Gregor, chairman and chief executive officer of United National Bancorp. "On the lending side, we have seen strong growth in our 2003 second quarter average commercial, residential mortgage, and consumer loan portfolios over the first quarter of this year. Our total loans have grown $237 million or 14.2% since year-end, representing an annual growth rate of over 25%. We believe that the steps taken during the past nine months to upgrade staff and to focus on our new expanded market area are beginning to show tangible results."

Mr. Gregor added, "Deposits have also grown, increasing $58 million from year-end 2002. This growth was concentrated in our demand deposits and low-cost savings products, which has enabled us to improve our net interest margin to 3.92% in the second quarter of 2003 from 3.88% in the first quarter of this year. The successful completion of our integration of Vista has enabled our management team to remain focused on our goal of continued improvement in our performance."

During the second quarter of 2003, net income was favorably impacted by a lower loan loss provision compared to the same period last year, as well as gains on securities transactions and improved deposit service income. This lower loan loss provision was the result of continued improvement in asset quality. Certain employment termination costs and proxy solicitation expenses recognized in the second quarter of 2003 tempered these favorable developments.

On a linked-quarter basis, second quarter results for 2003 were level with those of the first quarter of 2003, as a rise in net interest income was offset by a decline in net gains on securities transactions.




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Net Interest Income (Tax Equivalent Basis)

During the second quarter of 2003, net interest income increased 41.7% to $26.2 million from $18.5 million in the same quarter of 2002. This growth resulted from an increase of $805 million in average interest earning assets, of which $690 million was related to the acquisition of Vista Bancorp during the third quarter of 2002, and the remainder was due to growth in residential mortgage loans and investment securities. A four basis-point narrowing of the net interest margin in the second quarter of 2003 from the same quarter of 2002 served to limit the growth in net interest income. On a linked-quarter basis, net interest income grew 6.0% from the $24.8 million earned in the first quarter of 2003. This increase resulted from a 4.5% growth in average interest earning assets and a four basis-point widening in the net interest margin.

For the first half of 2003, net interest income amounted to $51.0 million, or 36.1% higher than the $37.5 million earned in the first half of 2002 primarily due to the impact of the Vista merger and growth in residential mortgage loans and investment securities. A 17 basis-point narrowing of the net interest margin during the first six months of this year from the same period of last year partially offset the favorable effect of the increase in average interest earning assets.

The net interest margin for the second quarter of 2003 declined to 3.92% from 3.96% in the second quarter of 2002, despite a 19 basis-point widening in the net interest spread. The four basis point narrowing in the net interest margin was primarily attributable to a reduced contribution of net non-interest bearing funds resulting from the lower 2003 interest rate environment and to a decline in the proportion of net non-interest bearing funds to total sources of funds principally due to the Vista merger.

On a linked-quarter basis, the net interest margin of 3.92% was up four basis points from 3.88% in the first quarter of 2003. This increase was due to a 9 basis-point increase in the net interest spread to 3.64% from 3.55%, resulting from a more rapid decline in the average rate on interest bearing liabilities than on the average yield on interest earning assets. A reduced contribution of net non-interest bearing funds, resulting from the declining 2003 interest rate environment, served to partially offset the favorable impact that the widened spread had on the net interest margin.

For the first half of 2003, the net interest margin declined 17 basis points to 3.90% from 4.07% for the first half of last year, despite a three basis-point widening in the net interest spread during these periods. The favorable effect of the improvement in spread was more than offset by a reduced contribution of net non-interest bearing funds resulting from the lower 2003 interest rate environment and a decline in the proportion of net non-interest bearing funds to total sources of funds resulting from the Vista merger.




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Loans

For the second quarter of 2003, average loans were $1,811 million compared to $1,253 million in the second quarter of 2002 and $1,700 million in the first quarter of 2003. Average loans for the second quarter of 2003 rose 44.5% and 6.5% from the second quarter of 2002 and the first quarter of 2003, respectively. The growth in average total loans in the second quarter over the same period of a year ago was due to the effect of the Vista merger coupled with strong growth in residential mortgage loans. Excluding the impact of the Vista merger, average loans for the second quarter of 2003 increased $144 million or 11.5% over the second quarter of 2002, principally due to growth in residential mortgage loans. The 6.5% increase in average loans in the second quarter of 2003 from the preceding quarter of 2003 resulted from a 12.8% growth in average commercial loans, an 11.0% rise in average residential mortgage loans and a 5.5% increase in average consumer loans. Commercial real estate loans declined, on average, 1.7% for the linked-quarter comparison.

For the first six months of 2003, average loans increased $507 million or 40.6% to $1,755 million from $1,248 million for the first six months of 2002. Average loan growth for the first half was attributable to the same factors noted for the second quarter year-to-year comparison.

Deposits

Average deposits for the second quarter of 2003 were $2,196 million, up $762 million or 53.2% from $1,433 million for the second quarter of 2002 and up $25 million or 1.1% from $2,171 million for the first quarter of 2003. Excluding the effect of the Vista merger, average deposits grew $146 million or 10.2% in the second quarter of 2003 from the same quarter of 2002 with $144 million of this growth coming in savings, money market account, NOW account and demand deposits. The $25 million growth in linked-quarter deposits was primarily in demand, NOW account and savings deposits.

For the first half of 2003, average deposits grew $763 million or 53.8% to $2,183 million from $1,420 million for the same period of last year. Excluding the effect of the Vista merger, average deposits increased $147 million or 10.4% in the first half year-to-year comparison with $145 million of this growth coming in savings, money market account, NOW account and demand deposits.

Non-Interest Income

Second quarter non-interest income for 2003 amounted to $7.5 million, up 30.5% from the $5.8 million earned in the second quarter of 2002, but down 11.8% from the $8.5 million earned in the first quarter of 2003. Excluding the $920,000 gain on the disposition of a credit card portfolio in the second quarter of 2002, the growth in non-interest income from the second quarter of last year was attributable to higher investment securities gains, the effect of the Vista merger and increased deposit service fee income. On a linked-quarter basis, the decline was attributable to lower investment securities gains in the second quarter of




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2003, partially tempered by an increase in deposit service income. The Company sold $105 million in available for sale mortgage-backed securities during the second quarter of 2003 and $47 million during the first quarter in an effort to realize gains and reinvest the proceeds, expecting that otherwise these securities would be prepaid in the near term at par value. Typically, such prepayments have an adverse effect on the yields on average loans and securities and, accordingly, on net interest income. As a result of these transactions, the Company has largely disposed of the Vista mortgage-backed securities portfolio and, therefore, eliminated the potential adverse impact of the amortization of the purchase accounting premium recorded on these securities at the date of acquisition.

For the first half of 2003, non-interest income increased 37.6% to $16.1 million from the $11.7 million earned in the same period of 2002. The principal factors affecting the first-half comparison were $4.1 million in investment securities gains and the impact of the Vista merger, partially offset by a $1.2 million recovery on the dissolution of a joint venture in the first quarter of 2002 and the aforementioned gain on the credit card disposition in the second quarter of 2002.

Non-Interest Expense

Non-interest expense for the second quarter of 2003 was $21.0 million, a 27.1% increase from $16.5 million for the second quarter of 2002 and largely unchanged from $21.1 million in the first quarter of 2003. The increase over the second quarter of 2002 was primarily due to the impact of the Vista merger of approximately $3.4 million, higher pension and healthcare costs, the recognition of $884,000 in employment termination costs, increased intangible asset amortization related to the Vista merger, and higher proxy solicitation expenses. The Company incurred $367,000 in proxy solicitation costs in connection with the election of its nominees for director at the 2003 Annual Meeting of Shareholders. During the second quarter of 2002, the Company incurred $779,000 in Vista integration costs.

For the first six months of 2003, non-interest expense increased 34.8% to $42.1 million from the $31.2 million incurred during the first half of 2002. The same factors noted in the comparison of second quarter 2003 expenses to those of the same period of 2002 also contributed to the first half expense variance, as well as increased snow removal/parking lot maintenance costs and costs relating to the settlement of a lawsuit.

Asset Quality

Non-performing assets were $17.0 million at June 30, 2003, $16.8 million at March 31, 2003 and $32.9 million at June 30, 2002. Non-performing assets as a percentage of total loans and foreclosed assets were 0.89% at June 30, 2003, 0.97% at March 31, 2003 and 2.63% at June 30, 2002. The $15.9 million decline in non-performing assets between June 30, 2002 and June 30, 2003 was due primarily to a payment received during the third quarter of 2002 in settlement of a




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loan to an insurance premium financing company, partially offset by the impact of the Vista merger.

The allowance for loan losses was $22.1 million at June 30, 2003, $21.5 million at March 31, 2003 and $15.1 million at June 30, 2002. The increase in the allowance at June 30, 2003 from the same date a year earlier was primarily from allowances related to loans acquired in the Vista merger. The allowance for loan losses as a percentage of total loans was 1.16% at June 30, 2003, 1.23% at March 31, 2003 and 1.20% at June 30, 2002.

Financial Ratios

The return on average assets was 1.02% for the second quarter of 2003, 0.60% for the second quarter of 2002 and 1.06% for the first quarter of 2003. The return on average stockholders' equity amounted to 11.40% for the second quarter of 2003, 7.85% for the same quarter of 2002 and 11.46% for the first quarter of 2003. The depressed returns for the second quarter of 2002 were due to the recording of a $4.3 million loan loss provision in this quarter primarily related to a loan to an insurance premium financing company.

For the first half of 2003, the return on average assets was 1.04% compared to 0.70% for the first half of 2002, while the return on average stockholders' equity for these periods was 11.43% and 8.97%, respectively. The higher loan loss provisions recorded in the first and second quarters of 2002 adversely affected both the return on average assets and the return on average stockholders' equity for the first half of 2002.




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General Information

United National Bancorp is a $3.0 billion asset holding company for UnitedTrust Bank, a state-chartered FDIC-insured commercial bank headquartered in Bridgewater, New Jersey operating 52 community banking offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey and Lehigh and Northampton counties in Pennsylvania. The Bank provides retail banking, alternative financial products, insurance services, business banking services, commercial lending, construction and commercial real estate lending, consumer and mortgage lending and trust and investment services. Visit United National Bancorp and UnitedTrust Bank on the World Wide Web at www.unitedtrust.com.

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about our confidence and strategies and our expectations about earnings, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", "optimistic", or by expressions of confidence such as "for the coming months", "consistent", "continue", "strong", "superior" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, expected benefits, cost savings and other benefits from the Vista acquisition or other planned programs not being realized or not being realized within the expected time frame; income or revenues from the Vista acquisition or other planned programs being lower than expected or operating costs higher; efficiencies of our operations not improving as a result of certain cost cutting measures, competitive pressures in the banking or financial services industries increasing significantly; business disruption related to program implementation or methodologies; weakening of economic conditions in New Jersey or Pennsylvania; changes in legal, regulatory and tax structures; and unanticipated occurrences delaying planned programs or initiatives or increasing their costs or decreasing their benefits. Actual results may differ materially from such forward-looking statements. The Company does not assume any obligation for updating any such forward-looking statements at any time.




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Contact: media, Donald E. Reinhard, 908-429-2370, or investors, Alfred J. Soles,
908-429-2406, both of United National Bancorp.

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